Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

LaBranche & Co Inc.:

We consent to the incorporation by reference in the Registration Statements listed below of LaBranche & Co Inc. of our report dated February 19, 2003, with respect to the consolidated statement of financial condition of LaBranche & Co Inc. as of December 31, 2002 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of LaBranche & Co Inc.  Our report refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.  The consolidated statement of financial condition of LaBranche & Co Inc. as of December 31, 2001, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2001 and the related financial statement schedule, were audited by other auditors who have ceased operations.  Those auditors expressed an unqualified opinion on those financial statements and financial statement schedule in their report dated January 17, 2002.

Registration Statements on Form S-3

Registration Number

333-76928

333-73212

Registration Statements on Form S-8

Registration Number

333-44464

333-102607

/s/ KPMG LLP
New York, New York
March 18, 2003